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                                                                    EXHIBIT 23.4

RP FINANCIAL, LC.
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Financial Services Industry Consultants




                                             August 10, 2000


     Board of Directors
     Harris Savings Bank
     235 North Second Street
     Harrisburg, Pennsylvania 17101

     Members of the Board of Directors:

          We hereby consent to the use of our firm's name in the Prospectus and the filing of the appraisal report and subscriptions rights letter in the Registration Statement on Form S-1 and Form S-4.


                                             Sincerely,


                                             /s/ RP Financial, LC.

                                             RP FINANCIAL, LC.




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